                             MEDCHEM PRODUCTS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, having received notice of the meeting and the board of directors' proxy statement therefor, and revoking all prior proxies, hereby appoints Mr. Edward J. Quilty, Mr. John J. McDonough and Steven D. Singer, Esq., and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of MedChem Products, Inc. (the "Company") which the undersigned would be entitled to vote, if personally present, at the Special Meeting of Stockholders of the Company to be held at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, on September 28, 1995 at 10:00 a.m., and at any adjournment thereof, with respect to the matter set forth on the reverse side.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for proposal 1. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

                  (Continued and to be signed on reverse side)

/X/  Please mark votes as in this example.

1. To approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.

               FOR  / /          AGAINST  / /          ABSTAIN  / /

    / /  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

    / /  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                                          PLEASE SIGN AND RETURN IMMEDIATELY

    SIGNATURE:                                                       DATE

    SIGNATURE:                                                       DATE

    WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.